Exhibit 3.1

AMENDMENTS TO THE

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GENERATION ASIA I ACQUISITION LIMITED

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY:

FIRST, RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)
amending Article 49.7 by deleting the following:

“If the Management anticipate that the Company may not be able to consummate a Business Combination within 18 months from the consummation of the IPO, the Management will, by way of a resolution of the Directors if requested by the Sponsor, extend the period of time to consummate a Business Combination by an additional one month up to six times (for a total of up to 24 months to consummate a Business Combination), subject to the Sponsor or its Affiliates or its designees depositing into the Trust Account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), for each additional month on or prior to the date of the deadline. In addition, the Company will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. The Sponsor and its Affiliates or designees are obligated to fund the Trust Account in order to extend the time for the Company to consummate a Business Combination, but the Sponsor will not be obligated to extend such time.”

and replacing it with the following:

“If the Management anticipate that the Company may not be able to consummate a Business Combination within 18 months from the consummation of the IPO, the Management will, by way of a resolution of the Directors if requested by the Sponsor, extend the period of time to consummate a Business Combination by an additional one month up to 12 times (for a total of up to 30 months to consummate a Business Combination), subject to the Sponsor or its Affiliates or its designees depositing into the Trust Account an amount equal to the lesser of (x) $125,000 or (y) $0.03 per Public Share multiplied by the number of Public Shares outstanding at that time, in exchange for a non-interest bearing, unsecured promissory note, for each additional month on or prior to the date of the deadline. In addition, the Company will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. The Sponsor and its Affiliates or designees are obligated to fund the Trust Account in order to extend the time for the Company to consummate a Business Combination, but the Sponsor will not be obligated to extend such time. In the event that the Company does not consummate a Business Combination by 18 months from the consummation of the IPO (or up to 30 months from the consummation of the IPO if an extension has been made pursuant to Article 49.7 or Article 49.9) or within the period of any extension made pursuant to Article 49.8, any such promissory notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.”

(b)
amending Article 49.9 by deleting the following:

“If the Company enters into a definitive agreement regarding the Company’s initial Business Combination within 18 months from the consummation of the IPO, the Company will, by resolution of the Directors if requested by the Sponsor, extend the time available for the Company by an additional three months (for a total of 21 months to consummate a Business Combination) without depositing any additional fund into the Trust Account, and in connection with such extension, the holders of the Public Shares will not be offered the opportunity to vote or redeem their Shares. If the Company cannot consummate such initial Business Combination within 21 months from the consummation of the IPO, the Management will, by way of a resolution of the Directors if requested by the Sponsor, extend the period of time to consummate a Business Combination by an additional one month up to three times (for a total of up to 24 months to consummate a Business Combination), subject to the Sponsor or its Affiliates or its designees depositing into the Trust Account $666,666, or up to $766,666 if the underwriter’s over-allotment option is exercised in full ($0.033 per share in either case), for each additional month on or prior to the date of the deadline. In addition, the Company will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. The Sponsor and its Affiliates or designees are obligated to fund the Trust Account in order to extend such time for the Company to consummate a Business Combination, but the Sponsor will not be obligated to extend such time.”

and replacing it with the following:

“If the Company enters into a definitive agreement regarding the Company’s initial Business Combination within 18 months from the consummation of the IPO, the Company will, by resolution of the Directors if requested by the Sponsor, extend the time available for the Company by an additional three months (for a total of 21 months to consummate a Business Combination) without depositing any additional fund into the Trust Account, and in connection with such extension, the holders of the Public Shares will not be offered the opportunity to vote or redeem their Shares. If the Company cannot consummate such initial Business Combination within 21 months from the consummation of the IPO, the Management will, by way of a resolution of the Directors if requested by the Sponsor, extend the period of time to consummate a Business Combination by an additional one month up to 9 times (for a total of up to 30 months to consummate a Business Combination), subject to the Sponsor or its Affiliates or its designees depositing into the Trust Account an amount equal to the lesser of (x) $125,000 or (y) $0.03 per Public Share multiplied by the number of Public Shares outstanding at that time, in exchange for a non-interest bearing, unsecured promissory note, for each additional month on or prior to the date of the deadline. In addition, the Company will issue a press release the day after the deadline, announcing whether the funds have been timely deposited. The Sponsor and its Affiliates or designees are obligated to fund the Trust Account in order to extend such time for the Company to consummate a Business Combination, but the Sponsor will not be obligated to extend such time. In the event that the Company does not consummate a Business Combination by 18 months from the consummation of the IPO (or up to 30 months from the consummation of the IPO if an extension has been made pursuant to Article 49.7 or Article 49.9) or within the period of any extension made pursuant to Article 49.8, any such promissory notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.”

(c)
amending Article 49.10 by deleting the following:

“In the event that the Company does not consummate a Business Combination by 18 months from the consummation of the IPO (or up to 24 months from the consummation of the IPO if an extension has been made pursuant to Article 49.7 or Article 49.9) or within the period of any extension made pursuant to Article 49.8, the Company shall:

(a) cease all operations except for the purpose of winding up;

(b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.”

and replacing it with the following:

“In the event that the Company does not consummate a Business Combination by 18 months from the consummation of the IPO (or up to 30 months from the consummation of the IPO if an extension has been made pursuant to Article 49.7 or Article 49.9) or within the period of any extension made pursuant to Article 49.8, the Company shall:

(a) cease all operations except for the purpose of winding up;

(b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.”

(d)
amending Article 49.11 by deleting the following:

“In the event that any amendment is made to the Articles:

(a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 18 months from the consummation of the IPO (or up to 24 months from the consummation of the IPO if an extension has been made pursuant to Article 49.7 or Article 49.9); or

(b) with respect to any other provision relating to Members’ rights or pre-Business Combination activity,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares, provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.”

and replacing it with the following:

“In the event that any amendment is made to the Articles:

(a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 18 months from the consummation of the IPO (or up to 30 months from the consummation of the IPO if an extension has been made pursuant to Article 49.7 or Article 49.9); or

(b) with respect to any other provision relating to Members’ rights or pre-Business Combination activity,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares, provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.”

PROVIDED THAT this special resolution shall not be effective if as a consequence of redemptions submitted to the Company pursuant to Article 49.11 of the Articles the Company’s net tangible assets would be less than US$5,000,001.

SECOND, RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)
amending Article 49.17 by deleting the following:

“The Company may not enter into a Business Combination with any entity with principal business operations in China (including Hong Kong and Macau).”

and replacing it with the following:

“The Company may not enter into a Business Combination with any entity with principal business operations in Mainland China unless such entity (a) has no material interests in or exposure to any “variable interest entities,” as that term is used in the Accounting Standards Codification (“VIEs”), (b) has not more than 50% of its revenue from Mainland China, and (c) has its headquarters in Hong Kong or any other location outside of Mainland China. In no event shall this paragraph restrict the Company’s ability to enter into a Business Combination with any entity with principal business operations in Hong Kong, Macau or any other jurisdiction (other than Mainland China).”

PROVIDED THAT this special resolution shall not be effective if as a consequence of redemptions submitted to the Company pursuant to Article 49.11 of the Articles the Company’s net tangible assets would be less than US$5,000,001.

THIRD, RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)
amending Article 17.2 by deleting the following:

“Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) with, or immediately following, the consummation of a Business Combination.”

and replacing it with the following:

“Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”): (a) at any time and from time to time at the option of the holder thereof, including (for the avoidance of doubt) at any time prior to the consummation of a Business Combination; and (b) with, or immediately following, the consummation of a Business Combination.”

(b)
amending Article 49.13 by deleting the following:

“After the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(a) receive funds from the Trust Account; or

(b) vote as a class with Public Shares on a Business Combination.”

and replacing it with the following:

“Except in connection with the conversion of Class B Shares into Class A Shares pursuant to Article 17 where the holders of such Shares have waived any right to receive funds from the Trust Fund, after the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(a) receive funds from the Trust Account; or

(b) vote as a class with Public Shares on a Business Combination.”

PROVIDED THAT this special resolution shall not be effective if as a consequence of redemptions submitted to the Company pursuant to Article 49.11 of the Articles the Company’s net tangible assets would be less than US$5,000,001.

FOURTH, RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a) the definition of “Special Resolution” be amended by deleting the words “18.4 and”;

(b) Article 18.3 be amended by deleting the words: “18.4 and”;

(c) Article 23.1 be amended by deleting the words: “18.4 and”;

(d) Article 18.4 of the Company’s Amended and Restated Memorandum and Articles of Association be deleted in its entirety.

PROVIDED THAT this special resolution shall not be effective if as a consequence of redemptions submitted to the Company pursuant to Article 49.11 of the Articles the Company’s net tangible assets would be less than US$5,000,001.